Exhibit 10.30






Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Commission.

Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Commission.

                   EXCLUSIVE DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of this 26th day of August, 1995 by and between (1) VIDEOLAN TECHNOLOGIES.
INC., a Delaware corporation with its principal place of business at 100 Mallard Creed Road, Suite 250, Louisville, Kentucky 40207 ("VLT"); and (2) SAMSUNG AMERICA, INC. ("SAI"), a New York corporation, with a place of business at 14251 east, Firestone Boulevard, La Mirada California, and SAMSUNG CORP. ("SC"), a Korean corporation with a place of business at 250, 2-Ka, Teapyung-Ro, Chung-Ku, Seoul, Korea (collectively, the "Samsung"),

                               RECITALS

     WHEREAS, VLT is engaged in development and manufacture of certain video conferencing systems and desires to market such systems to buyers located in Korea;

     WHEREAS, Samsung, together with its parent and affiliate companies, is engaged in general trading, marketing and selling various merchandise on a global basis; and

     WHEREAS, VLT desires to appoint Samsung, and Samsung desires to act, as VLT's exclusive distributor of such system in the geographic area of Korea in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows;

I.  Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below.

1.1 System.

     "System" shall mean that certain video conferencing system developed and produced by VLT, which consists of various component equipment (the "Hardware") and certain firmware, computer programs and supporting documentation (the "Software").

1.2 Proprietary Information.

     "Proprietary Information" shall mean any information provided to Samsung by VLT, whether in connection with this Agreement or otherwise, which is not publicly known and which is annotated by a legend, stamp or other written identification as "Proprietary Information."


1.3 Sales Price.

     "Sales Price" shall mean the price of a system or its component, F.O.B. Louisville, KY U.S.A.

1.4 Territory.

     "Territory" shall mean Korea and its territories.

1.5 Trademarks.

     "Trademarks" shall mean any and all trademarks and trade names :
     (i) listed in exhibit A, and
     (ii) which VLT may from time to time add to Exhibit A by written notice to Samsung.

1.6 Unit.

     "Unit" shall mean a user interface card or standalone version of a card, and its associated portion of the VideoLan switching hub.

II.  Appointment.

2.1 Right to Act as Exclusive Distributor.

     VLT hereby designates Samsung as its exclusive distributor during the term of this Agreement to sell and distribute the System and any component thereof to purchasers located in the Territory, and Samsung hereby accepts such designation and agrees to use its best effort to, among other things, promote and sell the maximum number of the System and its component to the maximum number of customers in the Territory and to protect and enhance the reputation of VLT and the System on the terms and conditions set forth herein.

2.2 Territorial Restrictions.

     (a) Samsung shall not solicit orders for the System or its components from any prospective purchaser, or sell the System or its component to any purchaser located outside the Territory, provided, however, that a sale to any buyer, not for resale, which is a subsidiary or affiliate of a Korean company or business entity located outside of the Territory will be deemed a sale within the Territory, even though the delivery and installation may take place outside of the Territory.

     (b) VLT shall not, directly or indirectly; solicit orders for the System or its components or sell, or cause to be sold, the System or its component to any parties other than Samsung in the Territory. In addition, VLT shall not, directly or indirectly, solicit orders for the System or its components from any third party or sell, or cause to be sold, the Systems or its components to any third party if the System or the components are to be shipped to or installed in the Territory, except where such installation is an incidental part of a larger installation originating outside of the Territory. VLT hereby agrees to refer all of such orders or inquiries to Samsung.

2.3 Use of Trademarks.

     (a) Right to Use. Samsung may use the Trademarks on a non-exclusive basis only for the duration of this Agreement and solely for display or advertising purposes in connection with selling and distributing the System and its component in accordance with this Agreement. Samsung shall not at any time do or permit any act to be done which may in any way impair the rights of VLT to the Trademarks.

     (b) Quality Control. In order to comply with VLT's quality control standards, Samsung shall: (i) use the Trademarks in compliance with all relevant U.S. federal and state laws and regulations; (ii) accord VLT the right to inspect during normal business hours Samsung's facilities used in connection with efforts to sell the System in order to conform that Samsung's use of such Trademarks is in compliance with this provision; and
     (iii) not modify any of the Trademarks in any way and not use any of the Trademarks except as set forth above.

     (c) Samsung's Own Marks. Samsung may, with consultation with VLT, choose and use its own trademarks, logos, brand names, model names and numbers, and service marks in connection with its sale of the System and its components in the Territory. In addition, Samsung may in its sole and absolute discretion establish its own marketing plans and systems, prepare and circulate in the Territory all sales promotional materials, including catalogs and brochures, using its own marks.

III.  Sales by VLT to Samsung

3.1 Offer and Acceptance.

     For each proposed purchase and sale transaction between VLT and Samsung, Samsung shall present to VLT a purchase order, which shall be deemed an offer to purchase order (the "Order") shall specify :
     (i)   the type, size and quantity of the System or its component ordered;
     (ii)  the desired delivery date;
     (iii) the point to which the System or its component shall be delivered (the "Delivery Point");
     (iv)  packing instructions, if any; and
     (v)   any other information which VLT may require from time to time.

3.2 Delivery.

     (a) VLT shall use its best efforts to make deliveries in time and at the delivery point in accordance with the Orders submitted by Samsung.

     (b) Unless Samsung requests otherwise, all System or its component shall be packed for ocean shipment and storage in accordance with internationally accepted standard commercial practices.


     (c) VLT shall; (i) deliver the System to a carrier and obtain a negotiable bill (s) of lading covering the entire transportation to the Delivery Point; (ii) loan such System and obtain a receipt from the carrier (which may be contained in the bill of lading) showing that the freight has been paid and provided for; (iii) arrange for a certificate of insurance or notify Samsung in advance of the shipment schedule allowing Samsung to obtain appropriate insurance coverage; (iv) prepare a commercial invoice for such System and procure any other documents required to effect shipment or to comply with this Agreement (All of the foregoing documents will be referred to as the "Title Documents."); and (v) deliver to Samsung all of the Title Documents.

     (d) Title and risk of loss and damage to a System or its component shall pass to Samsung upon delivery of such System to the carrier identified in
     Section 3.2 (c) (ii) above.

3.3 Purchase Price.

     (a) VLT shall sell each System to Samsung at a price F.O.B. Louisville, KY, U.S.A.

     (b) The Sales Price payable by Samsung to VLT for the System shall be provided in price schedules (the "Schedule") attached hereto as exhibit B. VLT may amend the Schedules, upon sixty (60) days advance written notice to Samsung and consultation with Samsung. The price shown on the Schedules shall not include any U.S. or any foreign taxes imposed on manufacture, export, import, sale, purchase or use of the System (the "Taxes"). Samsung shall pay any such Taxes.

3.4 Sales Volume.

     An addendum specifying sales volume will be mutually agreed upon on or before November 1, 1995. The parties agree that sales volume is currently estimated to be as follows: year 1 of contract - * Units, year 2 - * Units, and year 3 - * Units.

3.5 Volume Discount.

     The Sales Price payable by Samsung for each Order shall be subject to volume discount at the following rates:

     (a) Order in the amount no more than *   :___ *
     (b) Order in the amount of  * or more, but no more than *  :  *
     (c) Order in the amount of  *  or more:  *

IV.  VLT's Obligations.

4.1 Marketing Materials.

     VLT shall provide Samsung at no expense to Samsung with catalogues, maintenance manuals and other descriptive literature in English.


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*Confidential treatment requested.
Omitted portions have been filed separately with the Commission.

4.2 Export Licenses.

     Any and all obligations of Samsung pursuant to this Agreement are expressly conditioned upon Samsung obtaining from the Korean or any other government authorities any and all import and use authorizations and licenses that may be required at the time of import. Samsung shall use reasonable efforts to obtain such authorizations and licenses.

4.3 Indemnification.

     VLT shall indemnify, defend and hold Samsung and all officers, directors, employees and agents thereof harmless from all claims, including product liability or intellectual property claims, demands, suits or actions (including attorneys' fees incurred in connection therewith) which may be asserted against Samsung relating to or arising from Samsung's use of the Trademarks, use and sale of the system and its components, and breach by VLT of any warranties and representations made herein.

V.  Product Warranties.

5.1 Limited Warranty of VLT.

     (a) As to the System or its components sold by VLT, VLT warrants that the System and each of its components are free from defects in material and workmanship and that the System and each of its components will perform in accordance with their specifications and any written representations made by VLT for a period of one year from the date of acceptance by Samsung, regardless of any delay or failure of Samsung to notify VLT thereof.

     (b) Any of the System or its components which have a defect or are not in conformity with the VLT's written representations, specifications or warranties may be return to VLT at cost of VLT for full refund of the purchase price and return freight by carrier of choice by VLT.

     (c) SECTION 5.1 HEREOF SETS FORTH THE ONLY WARRANTY OF VLT CONCERNING THE PRODUCTS, AND VLT MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED.

VI.  Proprietary Information.

6.1 Confidentiality Maintained.

     Samsung agrees that VLT has a proprietary interest in the System. Samsung shall disclose any Proprietary Information only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by Samsung to its agents and employees shall be held in strict confidence by such agents and employees. During the term of this Agreement, Samsung, its agents and employees shall not use such Proprietary Information for any purpose other than in connection with Samsung's sale and distribution of the System in the territory pursuant to this Agreement.

6.2 Non-Use After Termination

     Samsung, its agents and employees shall not use the Proprietary Information after termination of this Agreement except in connection with the sale of the System inventory on hand on the date of such termination under Article VLT hereof.

VII.  Termination.

7.1 Term of Agreement.

     This agreement shall become effective upon the execution hereof by the parties hereto and shall continues in full force and effect for three (3) years thereafter. Prior to one (1) month before the expiration of the initial term, the parties will negotiate additional terms and conditions on which the Agreement may be extended for an additional term.

7.2

     Nor withstanding any provision hereof, either party shall have the absolute right to immediately terminate this Agreement in the event that any of the following events occurs;

     (a) Default by the other party in any of its material obligations owned to the non-defaulting party unless such default is corrected within thirty
     (30) days after notice thereof had been given to the defaulting party;

     (b) Actual, imminent or threatened insolvency of the other party, commission by the other party of an act of bankruptcy, the making of an assignment for the benefit of its creditors, suspension of its usual business activities or of payments, the calling of a meeting of creditors, or the offer to or receipt from any creditor, of a composition or extension of any of its indebtedness, the making or sending of notice of an intended bulk sale, or the liquidation or dissolution of its usual business;

     (c) Commencement of any proceedings in bankruptcy, or any proceeding, suit or action at law, in equity, or under any laws or regulations of any jurisdiction, for adjudication as a bankrupt, reorganization, composition, extension, wage earner plans, receivership, liquidation, or dissolution by, of, or against the other party; and

     (d) Making by the other party of any misrepresentation of a material fact.

7.3 Consequences Upon Termination.

In the event of termination of this Agreement for any reason;


     (a) Nothing shall be construed (i) to release Samsung from any of its obligations or liabilities to VLT hereunder (including without limitation its obligation to pay VLT any and all amounts accrued hereunder prior to the date of such termination or due by reason of shipments made pursuant to subsection (ii) hereof) and (ii) to release VLT from its obligation to complete and ship the System orders for which were accepted by VLT in accordance with paragraph 3.1 hereof prior to the date of such termination.

     (b) Samsung shall have the right to sell any System or its component remaining in its inventory (or shipped pursuant to subsection (a) hereof) in the Territory within the remainder of the month in which the termination occurs and during the five (5) calendar months thereafter, subject to the terms and conditions of this Agreement in effect immediately prior to such termination.

VIII.  Localization of Manufacturing.

     The parties hereby mutual agree that it will be in their best interest in the future to have the System or its components manufactured in Korea by Samsung or its affiliates for sale in the Territory as well as export sale outside the Territory. The parties hereby agree to consider and study the feasibility of such local manufacturing and cooperate with each other for accomplishment of the same.

IX.  General Provision.

9.1 Assignments.

     (a) This Agreement and any and all of the rights and obligations of either party hereunder shall not be assigned, delegated, sold, transferred, sublicensed or otherwise disposed of by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment, delegation, sale, transfer, sublicense or otherwise disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 8.1 shall be void.

     (b) This Agreement shall be binding upon, and inure to the benefit of, each party and its respective successors and assigns, to the extent such assignments are in accordance with this Section 8.1.(a).

9.2 Governing Law.

     This Agreement shall be governed, interpreted and construed in accordance with the laws of the Republic of Korea, and shall be interpreted and construed in accordance with normal usage of English in the Republic of Korea.

9.3 Waiver.

     A waiver of any breach or any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

9.4  No other Relationship.

     Nothing herein contained shall be deemed to create any employment, agency, franchise, joint venture or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

9.5 Notices.

     Any notices hereunder may be given to a party at the address for such party set forth in the first paragraph hereof, and shall be deemed received ten
     (10) days after deposit into international air mail, first class and postage prepaid or, upon delivery, if personally delivered, or upon sending, if sent by telex or telecopy transmission and confirmed within ten
     (10) days by international air mail.

9.6 Entire Understanding.

     This agreement embodies the entire understanding between the parties relating to the subject matter hereof, and there are no prior representations, warranties or agreements, whether written or oral, between the parties not contained in this Agreement.

9.7 Severability.

     If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable under competent law. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

9.8 Amendments.

     Any amendments or modifications of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

9.9 Attorney's Fees.

     In the event of a dispute arising out of or in connection with this Agreement, the party prevailing in such dispute shall be entitled to its reasonable costs and attorneys' fees in addition to all other relief to which it may be entitled.

9.10 Force Majeure.


     Neither VLT nor Samsung shall be liable in damages, or shall be subject to termination of this Agreement by the other party, for any delay or default in performing any obligation hereunder if that delay or default is due to any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared, or undeclared); provided, however, that in order to excuse its delay or default hereunder, a party shall notify the other of the occurrence or the cause within fourteen (14) days from the date of such occurrence, specifying the nature and particulars thereof and the expected duration thereof; and provided, further, that within fifteen
     (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof and all obligations of both parties shall again be in full force and affect.

9.11  Counterparts.

     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

VIDEOLAN TECHNOLOGIES, INC.   SAMSUNG CORPORATION



By:    /s/ John E. Haines                    By:    /s/ Alex Jang

    -----------------------------------         -----------------------------

Name:    John E. Haines                      Name:   Alex Jang
      ---------------------------------            --------------------------

Title:    CEO                                Title:  General Manager
       --------------------------------             -------------------------


By:    /s/  Vernon L. Jackson                SAMSUNG AMERICA, INC.
    -----------------------------------

Name:  Vernon L. Jackson                     By:    /s/  Yong W. Koo
     ----------------------------------         -----------------------------

Title:  President                            Name:  Yong W. Koo
      ---------------------------------            --------------------------

                                            Title:  General Manager
                                                   --------------------------

            Addendum A to Exclusive Distribution Agreement

THIS ADDENDUM TO EXCLUSIVE DISTRIBUTION AGREEMENT is entered into by and between VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 100 Mallard Creek Road, Suite 250, Louisville, Kentucky 40207; and Samsung Corporation with a place of business at 250, 2-Ka, Taepyung Chung-Ku, Seoul, Korea.


     Paragraph 3.4 Sales Volume: Sales Volumes have been agreed by both parties to be *units, *units, * units, for the first, second, third calendar years of the contract, respectively.





VideoLan Technologies, Inc.   Samsung Corporation

By:  /s/ John E. Haines            By:   /s/ Alex Jang
   ---------------------------        ------------------------
Name:   John E. Haines             Name:     Alex Jang
     -------------------------          ----------------------

Title:   CEO                       Title:   General Manager
      ------------------------           ---------------------

Date:   October 27, 1995           Date:   95-27-Oct
     -------------------------          ----------------------


By:  /s/ Vernon L. Jackson         By:
   ---------------------------        ------------------------

Name:   Vernon L. Jackson          Name:    Yong W. Koo
     -------------------------          ----------------------

Title:  President                  Title:   General Manager
      ------------------------           ---------------------

Date:  Oct. 27, 1995               Date:
     -------------------------          ----------------------


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*Confidential treatment requested.
Omitted portions have been filed separately with the Commission.